EXHIBIT 3.1



                          CERTIFICATE OF INCORPORATION
                                       OF
                         MEDICAL NUTRITION SYSTEMS, INC.

         THIS IS TO CERTIFY, that there is hereby organized a corporation under and by virtue of N.J.S. 14A:1-1 et seq., the "New Jersey Business Corporation Act."

         FIRST: The name of the corporation is MEDICAL NUTRITION SYSTEMS, INC.

         SECOND: The address of this corporation's initial registered office is 39 Hudson Street, Hackensack, New Jersey 07601 and the name of this corporation's initial registered agent at such address is LEON J. SOKOL.

         THIRD: The purpose for which this corporation is organized are: to engage in any activity within the purpose for which corporations may be organized under the "New Jersey Business Corporation Act" N.J.S. 14A:1-1 et seq.

         FOURTH: The aggregate number of shares which the corporation shall have authority to issue is Twenty-Five Hundred (2,500) shares without nominal or par value. All or part of said shares may be issued by the corporation from time to time, and for such consideration, as may be determined upon and fixed by the Board of Directors, as provided by law.

         FIFTH: The first Board of Directors of this corporation shall consist of 3 Directors and the name and address of each person who is to serve as such Director is:

         Name                               Address
         ----                               -------
         Walter Hirshinger                  674 Iroquois St.,
                                            Oradell, New Jersey
         Arnold Gans                        POB 426
                                            East Rutherford, N.J.
         Leon J. Sokol                      39 Hudson Street
                                            Hackensack, N.J.


         SIXTH: The name and address of the incorporator and the number of shares subscribed by him, the aggregate of which is the amount of capital with which the corporation will commence business is as follows:

         Name                   Number of Shares          Address
         ----                   ----------------          -------
         Leon J. Sokol                100                 39 Hudson St.
                                                          Hackensack, NJ

         IN WITNESS WHEREOF, the incorporator, being over the age of twenty-one
(21) years, has signed this Certificate this 21st day of December, 1981.



                                       /s/ LEON J. SOKOL
                                       -----------------------------------------

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

                                     WAIVER
                                     ------



         I am the President and majority Shareholder of Medical Nutritional Institute, Inc., a New Jersey corporation, and whereas I will also be a 50% shareholder in Medical Nutrition Systems, Inc. which hereby applies for a Certificate of Incorporation to the State of New Jersey, I hereby grant a waiver to use the name Medical Nutrition Systems, Inc., said waiver to use the name Medical Nutritional Institute, Inc.


                                       MEDICAL NUTRITIONAL INSTITUTE, INC.


                                       By: /s/ WALTER HIRSCHINGER, President
                                           -------------------------------------


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